Exhibit 99.1

CONTACTS
From: Tony DeFazio	For: John Bessey, President
DeFazio Communications, LLC	Phillips Edison – ARC Shopping Center REIT
tony@defaziocommunications.com	jbessey@phillipsedison.com
Ph: (484) 532-7783	Ph: (513) 619-5037

FOR IMMEDIATE RELEASE

Phillips Edison – ARC Shopping Center REIT Inc. Acquires Two Publix-Anchored Shopping Centers in the Southeast for $15.2 Million

CINCINNATI, OH, October 17, 2011—Phillips Edison – ARC Shopping Center REIT Inc. (the “Company”), a publicly registered, non-traded REIT focused on acquiring grocery-anchored neighborhood and community shopping centers, today announced it has acquired two shopping centers with a combined 150,243 square feet of space located in Georgia and South Carolina. The Company acquired Southampton Village, a 77,956 square foot Publix-anchored shopping center located in Tyrone, Georgia and Centerpoint, a 72,287 square foot Publix-anchored shopping center located in Easley, South Carolina. Both Southampton Village and Centerpoint were constructed in 2003, and the Publix supermarkets at both locations are on long-term leases through 2023. The total purchase price for the two centers was approximately $15.2 million.

Both shopping centers benefit from their close proximity to growing United States metro areas. Southampton Village is located in suburban Atlanta, Georgia, which is the ninth-largest metro area in the United States and serves as the population, employment and transportation center of the Southeast. Centerpoint is located just 13 miles east of Greenville, South Carolina and, as part of the Greenville-Spartanburg-Anderson metropolitan statistical area, benefits from a population of approximately 1.4 million residents.

“The acquisition of these two high-quality Publix-anchored centers exemplifies our strategy to grow the portfolio with properties tenanted by leading grocers in markets with solid demographics,” said John Bessey, president of Phillips Edison – ARC Shopping Center REIT, Inc. “We believe that acquiring well-located grocery-anchored centers at attractive prices will be accretive to shareholder value.”

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About Phillips Edison – ARC Shopping Center REIT Inc.

Phillips Edison – ARC Shopping Center REIT Inc. invests primarily in grocery-anchored neighborhood and community shopping centers throughout the United States. It is the first public, non-traded investment vehicle to allow retail investors to capitalize on the growing market segment of grocery-anchored retail centers. The Company is sponsored by Phillips Edison founders Jeffrey Edison and Michael Phillips, who along with an experienced management team that averages 20 years in the industry and 10 years with the company, have invested more than $1.8 billion to build a nationwide portfolio of 250 neighborhood shopping centers in 35 states. The Company is also sponsored by American Realty Capital, a real estate finance and investment firm.

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Phillips Edison – ARC Shopping Center REIT Buys Two in Southeast	Page Two

This release contains forward-looking statements. These include statements regarding the intent, belief or current expectations of the Company as well as the assumptions on which such statements are based and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. These statements are subject to risks that may cause the Company’s actual results to be materially different from any future results expressed or implied by such forward-looking statements. Further, forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law. The following are some of the risks and uncertainties that could cause the Company’s actual results to differ materially from those presented in its forward-looking statements: Our revenue is affected by the success and economic viability of our anchor tenants. Operating results will be affected by economic and regulatory changes that have an adverse impact on the real estate market and we cannot assure you that there will be growth in the value of our properties.

For more information, visit http://www.phillipsedison-arc.com.

To arrange interviews with Phillips Edison – ARC Shopping Center REIT, Inc. executives, please contact Tony DeFazio at 484-532-7783 or tony@defaziocommunications.com.

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